UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, the Board of Directors of Premier Exhibitions, Inc. (the “Company”) approved a new director compensation plan for calendar year 2014. Under the new plan, the Company will pay an annual retainer of $50,000 to each non-employee director of the Company, to be paid half in equity and half in cash. Mr. Mark A. Sellers will not accept any compensation for his services as a director or Chairman of the Company’s Board of Directors.  The previous director compensation plan paid an annual retainer of $90,000, paid partly in cash and partly in stock.

                Equity compensation will be in the form of restricted stock units vesting on the earlier of (i) January 1, 2015, (ii) a change of control, or (iii) the day when a director ceases to serve on the Company’s Board of Directors. If a director ceases to be a member of the Company’s Board of Directors, his restricted stock units will vest immediately and proportionately to the period of time served by the director during the year. The restricted stock units will be payable to the non-employee director, in shares of the Company’s common stock, within 20 days after becoming vested, and any units that do not vest will be forfeited. Cash compensation will be paid monthly.

Item 8.01	Other Events.

On November 20, 2013, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of 2014 Non-Employee Director Restricted Stock Unit Grant Notice Under the Premier Exhibitions, Inc. Equity Incentive Plan

99.1	Press Release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:  /s/ Samuel S. Weiser
Samuel S. Weiser
Chief Executive Officer

Date: November 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2014 Non-Employee Director Restricted Stock Unit Grant Notice Under the Premier Exhibitions, Inc. Equity Incentive Plan
99.1	Press Release dated November 20, 2013